Exhibit 31.1

                            CERTIFICATION PURSUANT TO
                       RULES 13a-14(a) AND 15d-14(a) UNDER
                 THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Richard Augustine, the Chief Accounting Officer, certify that:

1. I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of U.S. Energy Systems Inc.

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.



Dated: May 23, 2005


/s/ Richard J. Augustine
------------------------
Richard J. Augustine
Chief Accounting Officer
(Principal Accounting Officer and Financial Officer)